QuickLinks -- Click here to rapidly navigate through this document

Exhibit 15.04

AGNICO-EAGLE MINES LIMITED

AUDIT COMMITTEE
CHARTER

This Charter shall govern the activities of the audit committee (the "Audit Committee") of the board of directors (the "Board of Directors") of Agnico-Eagle Mines Limited (the "Corporation").

I.     AUDIT COMMITTEE PURPOSES

The Audit Committee shall: (a) assist the Board of Directors in its oversight responsibilities with respect to: (i) the integrity of the Corporation's financial statements, (ii) the Corporation's compliance with legal and regulatory requirements, (iii) the external auditor's qualifications and independence, and (iv) the performance of the Corporation's internal and external audit functions and; (b) prepare any report of the Audit Committee required to be included in the Company's annual report or proxy material.

II.    COMPOSITION

The Audit Committee shall be comprised of a minimum of three directors. No member of the Audit Committee shall be an officer or employee of the Corporation or any of its affiliates for the purposes of the applicable corporate statute. Each member of the Audit Committee shall be an unrelated and independent director as determined by the Board of Directors in accordance with the applicable requirements of the laws governing the Corporation, the applicable stock exchanges on which the Corporation's securities are listed and applicable securities regulatory authorities. (See Schedule A for current and proposed requirements.)

Each member of the Audit Committee shall be financially literate. Unless the Audit Committee shall otherwise determine, a member of the Audit Committee shall be considered to be financially literate if he or she has the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the issuer's financial statements.

At least one member of the Audit Committee shall be a financial expert. (See Schedule B for definition.)

The members of the Audit Committee shall be appointed by the Board of Directors annually at the first meeting of the Board of Directors after a meeting of the shareholders at which directors are elected and shall serve until the next annual meeting of the shareholders or until their successors are duly appointed. The Board of Directors shall designate one member of the Audit Committee as the chair of the Audit Committee (the "Chair") or, if it fails to do so, the members of the Audit Committee shall appoint the Chair from among its members.

No member of the Audit Committee may earn fees from the Corporation or any of its subsidiaries other than directors fees (which fees may include cash and/or shares or options or other in-kind consideration ordinarily available to directors, as well as all of the regular benefits that other directors receive). For greater certainty, no member of the Audit Committee shall accept any consulting, advisory or other compensatory fee from the Corporation.

III.  MEETINGS

The Audit Committee shall meet at least quarterly or more frequently as required.

As a part of each meeting of the Audit Committee at which the Audit Committee recommends that the Board of Directors approve the annual audited financial statements or at which the Audit Committee reviews the quarterly financial statements, the Audit Committee shall meet in separate sessions with each of management, the external auditor and the internal auditor. In addition, the Audit Committee or the Chair shall meet with management quarterly to review the Corporation's financial statements as described in Section IV.3 below and the Audit Committee or a designated member of the Audit Committee shall meet with the external auditors to review the Corporation's financial statements on a quarterly or other regular basis a the Audit Committee may deem appropriate.

The Audit Committee shall seek to act on the basis of consensus, but an affirmative vote of a majority of Members of the Audit Committee participating in any meeting of the Audit Committee shall be sufficient for the adoption of any resolution.

IV.    RESPONSIBILITIES AND DUTIES

The Audit Committee's primary responsibilities are to:

General

1.
review and assess the adequacy of this Charter at least annually and, where necessary, recommend changes to the Board of Directors;

2.
report to the Board of Directors regularly at such times as the Chair may determine to be appropriate but not less frequently than four times per year;

3.
follow the process established for all committees of the Board of Directors for assessing the Audit Committee's performance;

Documents/Reports Review

4.
review the Corporation's financial statements and related management's discussion and analysis, Form 20-F, Annual Report and any other annual reports or other financial information to be submitted to any governmental body or the public, including any certification, report, opinion or review rendered by the external auditors before they are approved by the Board of Directors and publicly disclosed;

5.
review with the Corporation's management and the external auditors, the Corporation's quarterly financial statements and related management's discussion and analysis, before they are released;

6.
ensure that adequate procedures are in place for the review of the issuer's disclosure of financial information extracted or derived from the issuer's financial statements other than the disclosure referred to in the two immediately preceding paragraphs and periodically assess the adequacy of such procedures;

7.
review the effects of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Corporation;

8.
review with the Corporation's management any press release of the Corporation which contains financial information (paying particular attention to the use of any "pro forma" or "adjusted" non-GAAP information);

9.
review and assess, on a quarterly basis, management's risk assessment and risk management strategies including hedging and derivative strategies;

External Auditors

10.
recommend external auditors nominations to the Board of Directors to be put before the shareholders for appointment and, as necessary, the removal of any external auditor in office from time to time;

11.
approve the fees and other compensation to be paid to the external auditors;

12.
pre-approve all significant non-audit engagements to be provided to the Corporation with the external auditors;

13.
require the external auditors to submit to the Audit Committee, on a regular basis (at least annually), a formal written statement delineating all relationships between the external auditors and the Corporation and discuss with the external auditors any relationships that might affect the external auditors' objectivity and independence;

14.
recommend to the Board of Directors any action required to ensure the independence of the external auditors;

15.
advise the external auditors of their ultimate accountability to the Board of Directors and the Audit Committee;

16.
oversee the work of the external auditors engaged for the purpose of preparing an audit report or performing other audit, review and attest services for the issuer;

17.
evaluate the qualifications, performance and independence of the external auditors which are to report directly to the Audit Committee, including (i) reviewing and evaluating the lead partner on the external auditors' engagement with the Corporation, (ii) considering whether the auditors' quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditors' independence, (iii) determine the rotation of the lead audit partner and the audit firm, and (iv) take into account the opinions of management and the internal audit function in assessing the external auditors' qualifications, independence and performance;

18.
present the Audit Committee's conclusions with respect to its evaluation of external auditors to the Board of Directors and take such additional action to satisfy itself of the qualifications, performance and independence of external auditors and make further recommendations to the Board of Directors as it considers necessary;

19.
obtain and review a report from the external auditors at least annually regarding: the external auditors' internal quality-control procedures; material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more external auditors carried out by the firm; any steps taken to deal with any such issues; and all relationships between the external auditors and the Corporation;

20.
establish policies for the Corporation's hiring of employees or former employees of the external auditors;

Internal Auditor

21.
receive regular reports from the Corporation's internal auditor on the scope and material results of its internal audit activities commencing in 2007, based on the finalized Internal Audit Charter;

22.
review and discuss the Company's Code of Business Conduct and Ethics and the actions taken to monitor and enforce compliance with the Code;

23.
establishing procedures for:

i)
the receipt, retention and treatment of complaints regarding accounting, internal controls or auditing matters; and

ii)
the confidential, anonymous submission of concerns regarding questionable accounting, internal control and auditing matters;

Financial Reporting Process

24.
periodically discuss the integrity, completeness and accuracy of the Corporation's internal controls and the financial statements with the external auditors in the absence of the Corporation's management;

25.
in consultation with the external auditors, review the integrity of the Corporation's financial internal and external reporting processes;

26.
consider the external auditors' assessment of the appropriateness of the Corporation's auditing and accounting principles as applied in its financial reporting;

27.
review and discuss with management and the external auditors at least annually and approve, if appropriate, any material changes to the Corporation's auditing and accounting principles and practices suggested by the external auditors, internal audit personnel or management;

28.
review and discuss with the Chief Executive Officer and the Chief Financial Officer the procedures undertaken in connection with the Chief Executive Officer and Chief Financial Officer certifications for the interim and annual filings with applicable securities regulatory authorities;

29.
review disclosures made by the Chief Executive Officer and Chief Financial Officer during their certification process for the annual and interim filings with applicable securities regulatory authorities about any significant deficiencies in the design or operation of internal controls which could adversely affect the Corporation's ability to record, process, summarize and report financial data or any material weaknesses in the internal controls, and any fraud involving management or other employees who have a significant role in the Corporation's internal controls;

30.
establish regular and separate systems of reporting to the Audit Committee by management and the external auditors of any significant decision made in management's preparation of the financial statements, including the reporting of the view of management and the external auditors as to the appropriateness of such decisions;

31.
following completion of the annual audit, review separately with each of management and the external auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information;

32.
resolve any disagreements between management and the external auditors regarding financial reporting;

33.
review with the external auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented at an appropriate time subsequent to the implementation of such changes or improvements;

34.
establish procedures to receive, record and handle complaints concerning accounting, internal accounting controls or auditing matters, including procedures for confidential, anonymous submission by employees of concerns regarding questionable auditing or accounting matters;

35.
retain and determine the compensation of any independent counsel, accountants or other advisors to assist in its oversight responsibilities (the Audit Committee shall not be required to obtain the approval of the Board of Directors for such purposes);

Disclosure Controls and Procedures

36.
obtain and review the statement of Corporate Disclosure Controls, Procedures and Policies prepared by the disclosure committee and, if appropriate, approve the disclosure controls and procedures set out in such statement and any changes made thereto;

37.
receive confirmation from the CEO and CFO that reports to be filed with Canadian Securities commissions and the SEC:

(a)
have been prepared in accordance with the Corporation's disclosure controls and procedures; and

(b)
contain no material misrepresentations or omissions and fairly presents, in all material respects, the financial condition, results of operations and cash flow as of and for the period covered by such reports;

38.
receive confirmation from the CEO and CFO that they have concluded that the disclosure controls and procedures are effective as of the end of the period covered by the reports;

39.
discuss with the CEO and CFO any reasons for which any of the confirmations referred to in the two preceding paragraphs cannot be given by the CEO and CFO;

Legal Compliance

40.
confirm that the Corporation's management has the proper review system in place to ensure that the Corporation's financial statements, reports, press releases and other financial information satisfy legal requirements;

41.
review legal compliance matters with the Corporation's legal counsel;

42.
review with the Corporation's legal counsel any legal matter that the Audit Committee understands could have a significant impact on the Corporation's financial statements;

43.
conduct or authorize investigations into matters within the Audit Committee's scope of responsibilities;

44.
perform any other activities in accordance with the Charter, the corporation's by-laws and governing law the audit committee or the Board of Directors deems necessary or appropriate; and

Related Party Transactions

45.
review the financial reporting of any transaction between the Corporation and any officer, director or other "related party" (including any shareholder holding an interest greater than 5% in the Corporation) or any entity in which any such person has a financial interest.

V.     LIMITATION OF RESPONSIBILITY

While the Audit Committee has the responsibilities and powers provided by this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management (with respect to whom the Audit Committee performs an oversight function) and the external auditors.

Amended and Restate February 21, 2006.

SCHEDULE A

Unrelated Director

Under the Toronto Stock Exchange rules, "unrelated director" means a director who is:

  (a)
  not a member of management and is free from any interest and any business, family or other relationship which could reasonably be perceived to materially interfere with the director's ability to act wit a view to the best interest of the issuer, other than interests and relationships arising solely from holdings in the issuer;

  (b)
  not currently, or has not been within the last three years, an officer, employee of or material service provider to the issuer or any of its subsidiaries or affiliates; and

  (c)
  not a director (or similarly situated individual) officer, employee or significant shareholder of an entity that has a material business relationship with the issuer.

The Toronto Stock Exchange does not consider a chair or vice chair of the board of directors who is not a member a management to be a related director.

Independent Director

Proposed Multilateral Instrument — 52-110

A director is "independent" if he or she has no direct or indirect material relationship with the issuer. The following summarizes the major aspects of the proposed Multilateral Instrument (MI52-110) relating to the independence of a director.

Certain Relationships Automatically Exclude a Director From Serving on the Audit Committee

If a director (or a member of the director's immediate family) has a specified type of relationship with the issuer — or has had such a relationship during the last three years (referred to as the "cooling-off period") — then that director will not be considered independent.

  •
  Directors Who Have Certain Prescribed Relationships — MI52-110 assumes that the following persons have a material relationship with the issuer (and are therefore precluded from sitting on the audit committee):

  •
  an officer or employee of the issuer (or its parent or any subsidiary or affiliated entity)

  •
  a partner, employee or affiliated entity of:

  •
  the issuer's external auditor (past or present) or

  •
  the issuer's internal auditor (past or present)

  •
  an executive of another entity, if any of the issuer's executives sit on the compensation committee of that entity, and

  •
  a consultant or advisor to the issuer (or any of its subsidiary entities), or a partner or executive officer of the consultant or advisor

  •
  Directors Whose Immediate Family Members Have Certain Prescribed Relationships — MI52-110 assumes that a person whose immediate family member has any of the relationships described above also has a material relationship with the issuer (and is therefore precluded from sitting on the audit committee).

Precluded Relationships Subject to Three Year Cooling-Off Period

A person who has one of the material relationships with an issuer described above may also not sit on the issuer's audit committee for a period of three years after that relationship terminates. MI52-110 "grandfathers" existing relationships so that the cooling-off period runs from the date on which the MI52-110 comes into force to the date on which the independence criteria are being applied to the director in question.

The Materiality of Other Relationships is for the Board to Determine

If a director has a direct or indirect relationship with the issuer, then it will be material if, in the view of the issuer's board of directors, the relationship could reasonably interfere with the exercise of the director's independent judgement. These relationships may include commercial, charitable, industrial, banking, consulting, legal, accounting or familial relationships.

Exceptions to the Independence Requirement

MI52-110 provides exemptions from the independence requirements for:

  •
  audit committee members who cease to be independent for reasons outside their control (but only for a limited period of time);

  •
  directors appointed to the audit committee to fill a vacancy resulting from the death, disability or resignation of a member of the audit committee (but only for a limited period of time). The director appointed to fill the vacancy is also temporarily exempt from the financial literacy requirements; and

  •
  U.S. listed issuers complying with the audit committee requirements of their U.S. exchange or quotation system (provided they make the necessary disclosure in their AIF (Annual Information Form).

Proposed New York Stock Exchange Rules

Under the proposed New York Stock Exchange rules, the following requirements must be met to qualify as an "Independent Director":

No director qualifies as "independent" unless the board of directors affirmatively determines that the director has no material relationship with the listed company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company). Companies must disclose these determinations.

In addition, the following persons are not independent:

  •
  any director who receives (or who has an immediate family member who receives) more than $100,000 per year in direct compensation from the listed company is presumed not to be independent (but for this item only, this is a presumption that may be rebutted);

  •
  any director who is (or who has an immediate family member who is, in a professional capacity) affiliated with or employed by a present or former auditor of the company;

  •
  any director who is (or who has an immediate family member who is) employed as an executive officer of another company where any of the executives of the listed company also serve on that other company's compensation committee; and

  •
  any director who is an executive officer or employee (or who has an immediate family member who is an executive officer) of another company (i) that accounts for at least 2% or $1 million, whichever is greater, of the listed company's consolidated gross revenues or (ii) for which the listed company accounts for at least 2% or $1 million, whichever is greater, of the other company's consolidated gross revenues.

Five Year "Cooling Off" Period.    For each of the categories above where a director is not (or is presumed not to be) independent, there is a five-year "cooling off" period. Accordingly, the existence of the prohibited relationship at any time during the preceding five years is presumed to impair independence.

Sarbanes-Oxley Act

  (a)
  In General.    Each member of the audit committee of the issuer shall be a member of the board of directors of the issuer, and shall otherwise be independent.

  (b)
  Criteria.    In order to be considered to be independent for purposes of this paragraph, a member of an audit committee of an issuer may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee:

  •
  accept any consulting, advisory, or other compensatory fee from the issuer; or

  •
  be an affiliated person of the issuer or any subsidiary thereof.

Exemption Authority.    The Commission may exempt from the requirements of subparagraph (b) a particular relationship with respect to audit committee members, as the Commission determines appropriate in light of the circumstances.

SCHEDULE B

Audit Committee Financial Expert

        An "audit committee financial expert" must possess all of the following attributes:

  (a)
  an understanding of financial statements and the accounting principles used by the issuer to prepare its financial statements;

  (b)
  the ability to assess the general application of such principles in connection with the accounting for estimates, accruals, and reserves;

  (c)
  experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breath and complexity of issues that can reasonably be expected to be raised by the issuer's financial statements, or experience actively supervising one or more persons engaged in such activities;

  (d)
  an understanding of internal controls and procedures for financial reporting; and

  (e)
  an understanding of audit committee functions.

The audit committee financial expert must also have acquired those attributes through:

  (a)
  education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions;

  (b)
  experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant or auditor or person performing similar functions;

  (c)
  experience overseeing or assessing the performance of companies or public accountants for the preparation, auditing or evaluation of financial statements; or

  (d)
  other relevant experience.

"Active supervision" means the supervisor participated in, and contributed to, the process of addressing the same types of issues relating to the preparation, auditing, analysis and evaluation of financial statements as the person actually performing the work.

QuickLinks

AGNICO-EAGLE MINES LIMITED AUDIT COMMITTEE CHARTER
SCHEDULE A
SCHEDULE B